As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-197629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (NO. 333-197629)

TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

PPL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2758192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

645 Hamilton Street, Allentown, PA 18101

(Address of Principal Executive Offices)(Zip Code)

PPL CORPORATION INCENTIVE COMPENSATION PLAN FOR KEY EMPLOYEES

(Full title of the plan)

Tadd J. Henninger

Senior Vice President-Finance and Treasurer

PPL Corporation

645 Hamilton Street

Allentown, PA 18101

(610) 774-5151

(Name, address, telephone number, including area code, and zip code, of agent for service)

Copies to:

Charles D. Lange Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, Pennsylvania 19103 Tel.: (215) 988-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

PPL Corporation (the “Company” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 25, 2014 (Registration Statement No. 333-197629 and referred to herein as the “Registration Statement”), which registered 7,300,000 shares of the Company’s Common Stock for issuance under the Company’s Incentive Compensation Plan for Key Employees (“ICPKE”).

In connection with the adoption of the Company’s Second Amended and Restated 2012 Stock Incentive Plan (the “Second A&R SIP”), no future awards will be made under the ICPKE. This Post-Effective Amendment is being filed solely to remove the remaining 559,780 shares of Common Stock from registration under the Registration Statement as any new awards will be made under the Second A&R SIP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on May 13, 2026.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Name:	Vincent Sorgi
Title:	President, Chief Executive Officer and Director